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                                    EXHIBIT 5

                                             September 11, 1997

Apollo Group, Inc.
4615 East Elwood Street
Phoenix, Arizona  85040

         Re: Common Stock of Apollo Group, Inc.

Gentlemen:

         We have acted as counsel to Apollo Group, Inc., an Arizona corporation (the "Company"), in connection with the preparation and filing with the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's registration statement on Form S-3 (the "Registration Statement"), relating to the registration for resale of 510,019 shares of the Company's Class A Common Stock, no par value per share (the "Class A Common Shares"), which will be issued in connection with the transactions contemplated by the Asset Purchase Agreement, dated August 21, 1997 (the "Agreement"), by and among National Endowment for Financial Education ("NEFE"), as Seller, and Apollo Online, Inc., as Buyer, and the Company, which Agreement is described therein and filed as an exhibit thereto.

         In arriving at the opinions expressed below, we have reviewed the Agreement and the Registration Statement and the Exhibits thereto. In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. In rendering the opinions expressed below, we have assumed that the signatures on all documents that we have reviewed are genuine and that the Class A Common Shares will conform in all material respects to the description thereof set forth in the Registration Statement.

         Based on the foregoing, we are of the opinion that the Class A Common Shares to be issued pursuant to the Agreement have been duly authorized by all necessary corporate action of the Company and, when issued in accordance with such authorization and delivered and exchanged
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following consummation of the transactions contemplated by the Agreement, will be validly issued, fully paid, and nonassessable.

         The foregoing opinions are limited to the federal law of the United States of America and the General Corporation Law of the State of Arizona.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.

                                             Very truly yours,

                                             SNELL & WILMER L.L.P.